SECURITIES AND EXCHANGE COMMISSION

                     WASHINGTON, D. C. 20549

                             FORM 8-K

                          CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
1934

Date of Report (Date of earliest event reported) October 20, 1995


                 FISCHER-WATT GOLD COMPANY, INC.
        (Exact name of registrant as specified in charter)


           NEVADA               0-17386            88-0227654
(State or other jurisdiction  (Commission      (I.R.S. Employer
      of incorporation)       file number)    Identification No.)

   1410 Cherrywood Drive    Coeur d'Alene, Idaho      83814
(Address of principal executive offices)           (Zip Code)

Registrant's telephone number, including area code  208-664-6757

Item 2.  Acquisition of Disposition of Assets.

On October 20, 1995, Fischer-Watt Gold Company, Inc. (the
"Company"), acquired from subsidiaries of Greenstone Resources
Ltd ("Greenstone"), all of the outstanding shares of Greenstone
Resources of Colombia Ltd., a Bermuda corporation and 470,000 shares of Compania Minera Oronorte S.A. ("Oronorte"). Greenstone
Resources of Colombia Ltd., owns 61,540,000 shares of Compania
Minera Oronorte S.A. Also on such date, the Company also acquired 2,800,000 shares of Compania Minera Oronorte S.A., from
Dual Resources. This significant acquisition results in Fischer-Watt Gold Company, Inc., owning, directly or indirectly, 99.9% of Compania Minera Oronorte S.A., which owns the Oronorte Mine, a small underground gold mine in the Department of Antioquia, Colombia. The Company has taken over operations of the Oronorte
Mine and is continuing to operate it while it evaluates methods to increase efficiency and increase production from the existing mine and additional, nearby concessions owned by Oronorte.

In exchange for the various interests in Oronorte, the Company conveyed to Greenstone Resources Ltd., all of its interests in Minerales de Copan S.A. de C.V., ("Copan") which included shares and options to purchase shares totaling approximately eight percent of Copan. Copan owns the San Andres Mine in Honduras. Fischer-Watt s non-recourse debt to Greenstone of $110,000 was canceled in connection with this conveyance. The amount of consideration paid by the Company was determined as the result of arm's length negotiations with Greenstone. No particular principle was followed in determining the amount of consideration. The rights to the Copan shares were acquired from Greenstone as part of the Company's October 1994 sale of its interest in the San Andres property in Honduras to Greenstone. Greenstone also provided the non-recourse loan that funded the purchase of the Copan shares and options.

Item 7.  Financial Statements and Exhibits.

(a)  Financial Statements of Business Acquired.

It is impractical to provide any of the required financial statements in this report. They will be filed by January 5, 1996.

(b)  Pro Forma Financial Information.

It is impractical to provide any of the required pro forma financial information in this report. It will be filed by January 5, 1996.

(c)  Exhibits
Item     601 Code                       Exhibit

1          2           Closing Agreement dated October 20, 1995
                       among Fischer-Watt Gold Company, Inc.,and
                       Greenstone Resources Canada Ltd., and
                       Greenstone Resources Ltd.

          The following Schedules are a part of the Closing Agreement dated October 20, 1995 among Fischer-Watt Gold Company, Inc., and Greenstone Resources Canada Ltd., and Greenstone Resources Ltd., and will be provided to the Commission upon request.

          Schedule 1   Assets of GOC as at the Effective Time
          Schedule 2   Liabilities of GOC as at the Effective
                       Time, including known contingent
                       liabilities
          Schedule 3   Copan Interests

2         2            August 28, 1995 agreement between Fischer-
                       Watt Gold Company, Inc., and Greenstone
                       Resources Ltd., whereby Fischer-Watt
                       agrees to purchase 100% of Greenstone
                       Resources Ltd.'s wholly-owned Colombian
                       branch, Greenstone of Colombia ("GOC"),
                       filed as Exhibit 2.2 to Form 10-QSB filed
                       September 15, 1995 and incorporated herein by reference.

                            Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 Fischer-Watt Gold Company, Inc.


Dated November 3, 1995            /s/  George Beattie, President